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                                                                      EXHIBIT 99

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



Mitch Ashlock, Chief Executive Officer and Chief Financial Officer of First Federal of Olathe Bancorp, Inc. (the "Company") certifies in his capacity as an officer of the Company that he has reviewed the Annual Report of the Company on Form 10-KSB for the year ended December 31, 2002 and that to the best of his knowledge:

1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



March 28, 2003                            /s/ Mitch Ashlock
----------------------                    --------------------------------------
Date                                      Mitch Ashlock
                                          President and Chief Executive Officer